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                                                                  EXHIBIT (5)(a)



                                         December 22, 2000



CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI  48126

Ladies and Gentlemen:

         I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation ("CMS Energy" or the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $700,000,000 of: (i) CMS Energy Common Stock, $.01 par value ("CMS Energy Common Stock"); (ii) Subordinated Debentures of the Company ("Debentures"); (iii) Trust Preferred Securities of CMS Energy Trust I; (iv) Trust Preferred Securities of CMS Energy Trust II; (v) Trust Preferred Securities of CMS Energy Trust III; (vi) Guarantee of CMS Energy Corporation with respect to Trust Preferred Securities of CMS Energy Trust I, CMS Energy Trust II and CMS Energy Trust III; (vii) Stock Purchase Contracts of the Company; and (viii) Stock Purchase Units of the Company. (The offered securities, collectively, are referred to as the "Securities".) The Trust Preferred Securities Guarantee is to be issued pursuant to a Trust Preferred Securities Guarantee Agreement (the "Trust Preferred Securities Guarantee Agreement") to be entered into between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee"). The Debentures are to be issued under an Indenture to be entered into between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Indenture"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the


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legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         I note that the issuance of the Trust Preferred Securities is governed by the laws of the State of Delaware. Any matters relating to Delaware law will be opined upon by Skadden, Arps, Slate, Meagher & Flom.

           Based on the foregoing, it is my opinion that:

           1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

           2. The Company has the corporate power and authority: (i) to execute and deliver the Indenture, and the Trust Preferred Securities Guarantee; and (ii) to authorize and sell the CMS Energy Common Stock, any Stock Purchase Contract or Stock Purchase Unit, and the Debentures pursuant to the Indenture.

           3. The Trust Preferred Securities Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Trust Preferred Securities Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Guarantee Trustee;
                (iii) the Trust Preferred Securities shall have been legally issued; and (iv) the Trust Preferred Securities Guarantee shall have been duly executed and delivered as provided in the Trust Preferred Securities Guarantee Agreement.

           4. The Debentures will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the



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                Securities Act; (ii) the Indenture shall have been qualified under the Trust Indenture Act and duly executed and delivered by the Company and the Indenture Trustee; (iii) an appropriate prospectus supplement with respect to the particular Debentures then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iv) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debentures, as contemplated by the Registration Statement and the Indenture; (v) the supplemental indenture under which the Debentures are to be issued shall have been duly executed and authenticated as provided in the Indenture and such resolutions; and (vi) the Debentures shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

           5. The Stock Purchase Contracts and the Stock Purchase Units, when issued and sold, will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the particular Stock Purchase Contracts and the particular Stock Purchase Units then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and
                (iii) the Stock Purchase Contracts under which the CMS Energy Common Stock are to be purchased shall have been duly executed and delivered as provided in the Stock Purchase Contracts.

           6. The CMS Energy Common Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the CMS Energy Common Stock, Trust Preferred Securities or Subordinated Debentures to be converted into CMS Energy Common Stock or Stock Purchase Contracts pursuant to which CMS Energy Common Stock may be purchased, as contemplated by the Registration Statement and prospectus supplement relating thereto; and (iii) upon delivery, purchase or conversion, as the case may be, certificates representing the CMS Energy Common Stock shall have been duly




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                executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

           For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

           I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the execution and delivery of the Trust Preferred Securities Guarantee or the sale of the Securities.

           I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America. I note that the rights, duties and obligations of the Indenture Trustee under the Indenture are stated to be governed and construed in accordance with the laws of the State of New York. However, for purposes of paragraph 4 above, I have assumed that the Indenture, as to the rights, duties and obligations of the Indenture Trustee, is stated to be governed by the laws of the State of Michigan.

           I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Securities and to all references to me included in or made a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Michael D. Van Hemert
                                             -----------------------------------
                                             Michael D. Van Hemert







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